UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

MIKROS SYSTEMS CORPORATION

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	000-14801 (Commission File Number)	14-1598200 (IRS Employer Identification Number)

707 Alexander Road Building 2, Suite 208 Princeton, NJ (Address of Principal Executive Offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 987-1513

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information provided in Item 3.02 is hereby incorporated by reference.

Item 3.02     Unregistered Sales of Equity Securities.

On June 16, 2016, Mikros Systems Corporation (the “Company”, “we” or “us”) completed the first step in a recapitalization transaction (the “Recapitalization Transaction”) pursuant to which all issued and outstanding shares of Convertible Preferred Stock, $0.01 par value per share (the “Convertible Preferred Shares”), Series B Preferred Stock, $0.01 par value per share (the “Series B Shares”), Series C Preferred Stock, $0.01 par value per share (the “Series C Shares”), and Series D Preferred Stock, $0.01 par value per share (the “Series D Shares” and together with the Convertible Preferred Shares, the Series B Shares, and the Series C Shares, collectively the “Preferred Shares”) will be exchanged or redeemed for a combination of cash and shares of our common stock, $.01 par value per share (“Common Stock”), for the amounts set forth in the table below.

Series of Preferred Stock	Amount of Cash per Share	Number of Shares of Common Stock Per Share

Convertible Preferred Shares	$0.165	1.95
Series B Shares	$0.0825	2.43
Series C Shares	$2.708	31.27
Series D Shares	$0.36232	5.072464

The Exchange Agreements

The Recapitalization Transaction is being effected through the execution and delivery of a series of Exchange Agreements (each an“ Exchange Agreement”) between us Thomas Meaney, our President, Chief Executive Officer and a Director of the Company and certain shareholders owning in the aggregate all issued and outstanding Series C Shares, 643,908 issued and outstanding Series D Shares, 252,500 issued and outstanding Convertible Preferred Shares, and 893,462 issued and outstanding Series B Shares. In connection with the Exchange Agreements, holders of 59% of our Series B Shares and holders of 80% of our Series D Shares acted by written consent to amend the terms of the Certificates of Designations applicable to the Series B Shares and Series D Shares to provide for such shares to be redeemed for a combination of cash and shares of our Common Stock on the same terms as the Exchange Agreements as set forth in the table above.

The SBA Exchange Agreement

The United States Small Business Administration (“SBA”) owned 2,084,167 shares of our Common Stock, 202,500 Convertible Preferred Shares, 231,961 Series B Shares, and 138,000 Series D Shares. The SBA agreed to participate in the Recapitalization Transaction conditioned on us also repurchasing all shares of Common Stock currently held by the SBA and all shares of Common Stock issuable to it under the Recapitalization. As a result, we entered into a separate Exchange Agreement with the SBA (the “SBA Exchange Agreement”) pursuant to which we paid $250,000 to the SBA in exchange for all Preferred Shares, all shares of Common Stock then owned by the SBA, and all shares of Common Stock issuable to it under the Recapitalization Transaction.

The Redemption and Repurchase

On June 16, 2016, we conducted closings under the Exchange Agreements and the SBA Exchange Agreement pursuant to which we issued an aggregate of 4,427,498 shares of Common Stock and made aggregate cash payment of $509,664. We commenced the second step of the Recapitalization Transaction by issuing notices of redemption to holders of the 208,971 remaining issued and outstanding Series B Shares and the 46,092 remaining issued and outstanding Series D Shares (the “Redemption”). The Redemption will be conducted on July 5, 2016 at which time we will issue 741,600 shares of Common Stock and make aggregate cash payment of $33,941 to the holders of these Preferred Shares. Finally, we have offered to enter into an Exchange Agreement with the holder of the remaining 2,500 outstanding Convertible Preferred Shares to repurchase such shares for the consideration set forth in the table above resulting in the issuance of an additional 4,875 shares of Common Stock and payment of $412.

Background and Effect of Recapitalization Transaction

Each series of the Preferred Shares included a “liquidation preference” which required payment to holders of our Preferred Shares prior and in preference to any payment to holders of our Common Stock in the event of a liquidation of the Company and in certain circumstances, upon a merger or sale of all or substantially all assets of the Company. Total liquidation preference for all Preferred Shares was $2,955,433 which would be paid prior to any payment to holders of our Common Stock. The amount and order of liquidation preference applicable to each series of the Preferred Shares is set forth below:

First:         Series C Shares $1.00 per share; $80,000 aggregate

Second:    Series B Shares $1.00 per share; $1,102,433 aggregate

Third:       Convertible Preferred Shares $1.00 per share; $255,000 aggregate

Fourth:     Series D Shares $2.20 per share; $1,518,000 aggregate

After closing the Recapitalization Transaction, including the Redemption and repurchase described above, we will have issued 5,173,973 shares of Common Stock, made cash payments of $544,017, repurchased 2,084,167 issued and outstanding shares of Common Stock from the SBA, and eliminated $2,955,433 of aggregate liquidation preferences applicable to our previously outstanding Preferred Shares. This will result in the net issuance of 3,089,806 additional shares of Common Stock.

The foregoing securities were issued in a private placement transaction to a limited number of existing stockholders who are accredited investors pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act if 1933, as amended, without engaging in any advertising or general solicitation of any kind.

Interest of our Directors, Executive Officers and Greater than 5% Stockholders

Thomas Meaney, our President, Chief Executive Officer and a Director of the Company, owned 50,000 Convertible Preferred Shares, 649,925 Series B Shares, 5,000 Series C Shares, and 138,000 Series D Shares. The SBA beneficially owned 9.1% of our issued and outstanding shares of Common Stock. In light of these interests, our Board of Directors appointed a Corporate Administration Committee (the “Committee”) which consisted of Tom Schaffnit (Chair), Paul Casner and Thomas Lynch, none of whom have any economic or other interest in the Recapitalization Transaction. The Committee negotiated the terms of the Recapitalization Transaction with the holders of our Series D Shares, the SBA, and Mr. Meaney.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 3.02 is hereby incorporated by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to The Certificate of Designations of Series B Preferred Stock of Mikros Systems Corporation

3.2	Certificate of Amendment to Certificate of Designations of Series D Preferred Stock of Mikros Systems Corporation

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKROS SYSTEMS CORPORATION

Dated: June 17, 2016	/s/ Thomas J. Meaney
Thomas J. Meaney President and Chief Financial Officer